Exhibit 10.6

Version No.: HT-J-B-001-03	Contract No:

Jiangnan Rural Commercial Bank

Maximum Loan (Credit) Contract

Special Note: This contract is concluded by both parties on the basis of equality and voluntariness in accordance with the law, and all the terms and conditions of the contract are the true expression of the meaning of both parties. In order to safeguard the legitimate rights and interests of the Borrower, the Lender would like to draw the attention of the Borrower to all the terms and conditions relating to the rights and obligations of the two parties, especially the contents in bold.

Lender: Jiangsu Jiangnan Rural Commercial Bank Co., Ltd

Borrower: Northann (Changzhou) Construction Products Co., Ltd.

Lender and Borrower shall, in accordance with relevant laws, regulations and rules and after full consultation, reach an agreement on relevant matters and conclude a contract for mutual compliance and implementation by both parties.

Borrowing (credit) includes but is not limited to local and foreign currency loans, export packaged loans, import and export deposit loans, opening bank acceptance bill exposure, commercial bill discount, opening of letter of credit exposure, issuing bank guarantee exposure and other financing businesses.

Within the maximum amount agreed in this contract, the agreed maximum amount shall be measured in RMB. If the loan (credit) currency is a foreign currency, the amount of this contract shall be converted according to the foreign exchange selling price announced by Lender on the lending day. When handling the loan or other financing business, Lender and Borrower may choose whether to sign a loan contract or agreement according to the specific situation. The loan contract or agreement signed separately from this contract has the same legal effect as this contract.

Article 1 The term and amount of the loan (credit)

1.1 The term and amount of the loan (credit) contract: Lender agrees to lend Borrower the maximum amount of RMB RMB9,070,000 during the period from March 26, 2020 to March 26, 2025.

1.2 At any point in the above-mentioned period, within the time limit and maximum amount specified above, Borrower may borrow and continue to borrow under the loan (credit) amount. When issuing the loan, both parties may choose whether or not to sign a loan (credit) contract separately according to the specific situation. Unborrowed loan amount will automatically expire after the term.

The above loan (credit) limit is a non-conmitted amount, and Lender has the right to adjust the loan (credit) amount according to Borrower ‘s situation, Lender’s own financial situation and the relevant regulatory requirements of the China Banking Regulatory Commission for banking operations.

1.3 The loan amount, issuance date, maturity date, purpose, etc. of each borrowing amount issued during the above period shall be subject to the borrowing, and the relevant agreement (contract) signed by other financing businesses shall be subject to the relevant agreement (contract); the loan interest rate shall be subject to the loan interest rate stipulated in the article 2 under this contract. Borrowing documents, loan contracts, and related financing business agreements (contracts) are integral parts of this contract and have the same legal effect as this contract.

Article 2 Loan interest rate, Interest Calculation and Interest Payment Method

2.1 Loan interest rate

a. The loan interest rate and interest rate adjustment at the time of loan under this contract shall be subject to those contained in a borrowing invoice. Borrowing invoices are integral parts of this contract and have the same legal effect as this contract.

b. The loan interest rate under this contract shall be negotiated and confirmed by Lender and Borrower on the basis of the pricing reference standard and according to the value of the interest rate plus (minus) points negotiated by the parties. The pricing reference standard is based a loan prime rate (LPR) of the day before the lending date; loan term lasts less than one year should refer to a one- year period LPR; loan term lasts over a year should refer to a five-year period LPR.

c. The adjustment of the loan interest rate under this contract is described in detail in the borrowing documents. If the loan is agreed to be a fixed interest rate, the loan shall implement the recorded interest rate within the term of the loan. If the agreement is a floating interest rate, the loan shall use the adjusted interest rate from the date of adjustment of the loan interest rate in accordance with the reference standard agreed upon by the loan, the interest rate floating rate fluctuation rules, the interest rate fluctuation cycle and the agreed interest rate adjustment date.

The interest rate is the LPR of a day before the adjustment date of the loan interest rate and the value of the interest rate plus (minus) points negotiated by the parties remains unchanged. If the frequency of interest rate adjustment is monthly, quarterly and annually, the interest rate adjustment date shall be the date of loan issuance or the corresponding date of the first interest rate adjustment date of the month of interest rate adjustment. If there is no corresponding date in the current month, the interest rate adjustment date should be the last day of the current month.

The parties may adjust the corresponding loan interest rate after consultation on the date of adjustment of the loan interest rate. If the calculation basis of the pricing reference standard is cancelled according to the adjustment of the national interest rate policy or the corresponding issuing agency stops publishing the reference standard in accordance with regulatory requirements, the parties shall negotiate and adjust the loan interest rate separately. But the adjusted interest rate shall not be lower than the applicable interest rate at that time from the date the relevant reference standard is cancelled or stopped issuing. If the parties have not agreed on the adjusted interest rate for one month, the Lender has the right to declare the loan matured in advance.

2.2 Interest calculation

a. The method of interest accrual is described in Article 19 of this contract.

b. Payment of interest: withholding or self-fulfillment. If the interest accrual method is monthly, the interest payment date is fixed on the 20th of each month.

Article 3 The loan (credit) line under this contract can only be used when the following conditions are met:

A. Borrower has the qualifications of the Borrower specified by the Lender;

B. Loans (credit) under this contract have completed the relevant approval, registration, delivery and other legal procedures in accordance with laws, regulations, rules or the requirements of the regulatory department;

C. Borrower provides a guarantee contract or other guarantee method that meets Lender’s requirements and has taken effect; or

D. Borrower has not committed any breach of contract agreed in this contract.

E.  Other prerequisites for the granting of loans as agreed by the parties are set out in Article 20 of this contract.

Article 4 For the disbursement of loan funds, see Article 21 of this contract.

Article 5 The Repayment of the Loan Amount

Repayment by self-fulfillment or withholding.

2

Article 6 The security for the loan (credit) is described in Article 22 of this contract.

Article 7 Borrower’s Commitment

7.1 Repay the principal amount and interest (credit) of the loan on time as agreed in this contract.

7.2 Use the loan (credit) for the purpose as agreed in this contract and do not change the purpose of the loan without authorization.

7.3 The commercial acceptance bill of exchange issued by Borrower shall be discounted with Lender, which shall be regarded as a loan from Lender.

7.4 All relevant information provided to Lender is true, complete, legal and effective, and shall provide true and complete financial statements and other relevant materials and information on time as required by Lender.

7.5 Actively cooperate with and consciously accept Lender’s investigation, understanding and supervision of the use of loans (credit) under this contract and the production, operation and financial situation.

7.6 If Borrower changes the name, domicile, legal representative (response-in charge), business scope, registered capital and other industrial and commercial registration matters, Lender shall be notified in writing in advance.

7.7 If Borrower uses its own or third-party’s asset to secure the debts of others or transfer significant assets, Borrower should obtain Lender’s written approval 30 days in advance. Obtaining the written consent of Lender shall not affect Lender’s right to receive the repayment.

7.8 When there is a change in the business mechanism such as contracting, leasing, joint venture, merger, merger, division, joint-stock reform, equity change, joint venture, etc., or other behaviors that are enough to affect the realization of Lender’s rights and interests, Borrower should obtain Lender’s written approval 30 days in advance. Borrower should implement debt financing plan and repayment schedule.

7.9 In the event of suspension of production, closure, dissolution, suspension of business for rectification, cancellation of registration, revoked business license or legal representative engaged in illegal activities, involving major litigation activities, serious difficulties in production and operation activities, etc., Borrower should inform Lender in writing within three (3) days debt financing plan and repayment schedule as required by Lender.

7.10 Lender has the right to recover the loan in advance according to the withdrawal of the Borrower’s funds.

7.11 The settlement account agreed by Borrower is set out in Article 23 of this Contract.

Article 8 Lender’s commitment

8.1 If the conditions of Article 3 of this contract are met, Lender should provide Borrower the loan amount in accordance with the contract.

8.2 Borrower shall not be charged extra fees in addition to the fees stipulated in the contract.

8.3 Lender shall keep the information provided by Borrower related to debt, finance, production, operation and other aspects confidential, unless otherwise stipulated by laws and regulations.

3

Article 9 Extension for repayment due to unforeseen circumstances

If Borrower is unable to repay the loan on time due to unforeseen circumstances, it shall submit a written application to Lender before the due date of the loan. With the consent of Lender, after signing the extension agreement, the Borrower may extend the period accordingly, but the loan interest rate shall be calculated according to the cumulative period.

Article 10 Liability for breach of contract

10.1 Circumstances of non-compliance

a. Default by Borrower:

1. Failure to provide true, complete, legal and effective financial accounting, production and operation status and other relevant information as requested by Lender;

2. Failure to use the loan (credit) for the purpose agreed upon by both parties; and

3. Failure to repay the principal and interest on the debt on time;

4. Refusing or hindering Lender to implement supervision and inspection on the utilization of the loan (credit);

5. Transfer of assets, evasion of funds, and unauthorized transfer of equity to avoid debts;

6. Deterioration of business and financial conditions, inability to settle debts as they fall due, or being involved in or about to be involved in major litigation or arbitration proceedings and other legal disputes, which, in the opinion of Lender, may affect or have affected or jeopardized Lender’s rights and interests under this contract;

7. Any other debts incurred have affected or are likely to affect the performance of commitments to Lender under this contract;

8. Failure to fulfill other debts due to Lender;

9. During the validity period of the contract, the implementation of contracting, leasing, joint venture, merger, amalgamation, demerger, shareholding reform, shareholding change, joint venture and other changes in the mode of operation or conversion of business mechanism, which Lender believes may affect or have affected or damaged the rights and interests of Lender under this contract;

10. Failure to make loan fund disbursements in the manner agreed upon in the contract;

11. Other circumstances that Lender considers sufficient to affect the realization of the claim;

12. Violation of other agreed commitments under this contract.

b. If the guarantor has the following circumstances and Borrower fails to provide a new guarantee that meets Lender's requirements, Borrower shall be deemed to be in default:

1. If the guarantor has contracted, leased, joint venture, merged, amalgamated, demerged, shareholding reform, equity change, joint venture, bankruptcy, or cancellation, etc., which is sufficient to affect the guarantor's assumption of joint and several guarantee liability;

2. If the guarantor provides a third party with a guarantee that exceeds its own affordability;

3. If the guarantor loses or is likely to lose the capacity to guarantee;

4. Other defaults of the guarantor as agreed in the contract of guarantee.

c. If the mortgagor has any of the following circumstances and Borrower fails to provide a new security that meets Lender's requirements, Borrower shall be deemed to be in default:

1. Failure to deal with insurance compensation in accordance with the mortgage contract after an insurance accident;

2. If the mortgaged property is damaged, lost or reduced in value due to the behavior of a third party, and the mortgagor fails to deal with the damages as agreed in the mortgage contract;

3. Without Lender’s written consent, the mortgagor grants, transfers, leases, repeatedly mortgages, relocates or otherwise disposal of collateral;

4

4. If the mortgagor disposes of the mortgaged property with the consent of Lender, but the price obtained from the disposal of the mortgaged property is not handled according to the agreement in the mortgage contract;

5. If the collateral is damaged, lost or reduced in value, which is sufficient to affect the repayment of the debts under this contract, and the mortgagor fails to restore the value of the collateral in time, or fails to provide other guarantees recognized by Lender;

6. Other defaults of the mortgagor as agreed in the mortgage contract.

d. Borrower shall be deemed to be in breach of contract if Borrower fails to provide a new guarantee that meets Lender's requirements in the event of any of the following circumstances occurring in the case of the pledgee:

1. Failure to deal with insurance compensation according to the pledge contract after the occurrence of an insurance accident;

2. If the pledged property is damaged, lost or reduced in value due to the behavior of a third party, and the pledgor fails to deal with the damages as stipulated in the pledge contract;

3. If the pledgee disposes of the pledged property with the consent of Lender, but the price obtained from the disposal of the pledged property is not handled according to the agreement in the pledge contract;

4. If the pledge is destroyed, lost or reduced in value, which may affect the repayment of the principal and interest of the debt, and the pledgor fails to restore the value of the pledge in time, or fails to provide other guarantee measures recognized by Lender. The pledge shall not be used as a security for the debt;

5. Other defaults of the pledgor as agreed in the pledge contract.

e. If the guarantee contract or other means of guarantee is not effective, invalid or revoked, or if the guarantor is partially or totally incapable of guaranteeing or refuses to fulfill the guarantee obligation, and Borrower fails to implement a new guarantee as required by Lender, Borrower shall be deemed to be in default.

10.2 Liability for breach of contract

In the event of any of the events of default mentioned in a to d above, or in the event that Borrower violates any of the provisions of Article 7 and Article 11 of this Contract, Lender shall have the right to exercise one or more of the following rights:

a. Stop granting the Loan, declare the Loan to be immediately due, and demand that Borrower immediately repay the principal, interest, and fees of all due and outstanding debts under this Contract.

b. If Borrower fails to repay the principal amount of the loan as agreed and is not allowed to extend the term of the loan, interest shall be charged from the date of overdue at a rate of 50% above the interest rate of the loan as stipulated in the Second Treaty of this Contract (in case the People's Bank of China adjusts the regulations on the penalty interest rate, the penalty interest on the overdue principal amount shall be charged in accordance with the new regulations).

c. Borrower fails to use the loan in accordance with the provisions of the contract, according to the misappropriation of the treatment of misappropriation, the misappropriation of the part of the period of time at the level of the loan interest rate agreed in Article 2 of this contract, floating 50% interest. (If the People's Bank of China adjusts the regulations on penalty interest, the new regulations will be implemented in accordance with the penalty interest charged on the misappropriated portion of the loan).

d. For unpaid interest, the lender will charge compound interest in accordance with the regulations of the People's Bank of China. Unpaid interest payable includes unpaid interest payable arising during the borrowing period (including penalty interest for defaulted use) and unpaid interest payable arising after the borrowing period is overdue (including penalty interest for overdue use and penalty interest for defaulted use). Unpaid interest accrued during the borrowing period is compounded at the contractual borrowing rate during the borrowing period and at the overdue borrowing rate from the date of maturity of the borrowing; unpaid interest accrued on overdue borrowings is compounded at the overdue borrowing rate.

5

e. Directly transferring money in any currency from Borrower’s account with Lender.

f. Require Borrower to provide new security for all debts under this contract that meets Lender’s requirements.

g. Claiming rights against a guarantor.

h. Cancellation or termination of this contract.

i. Due to Borrower's default, Lender shall bear all the expenses incurred by Lender for the realization of the claims (including but not limited to litigation fees, arbitration fees, property preservation fees, attorney's fees, travel expenses, execution fees, appraisal fees, and auction fees), etc. Borrower shall bear all the expenses incurred by Lender for the realization of the claims.

Article 11 Other matters under this contract

11.1 If Borrower entrusts Lender to disburse the loan funds to the special account for the loan, the use of the loan funds shall be examined and approved by Lender and paid to Borrower's counterparty.

11.2 Lender will mail (e-mail) the relevant materials to Borrower in accordance with the address and contact information provided by Borrower, which shall be deemed to be served.

11.3 If the address and contact information confirmed by Borrower in this contract changes, Borrower shall notify Lender in writing within three days.

11.4 Borrower shall guarantee the truthfulness and accuracy of the information filled in, if the address and contact information provided by Borrower are false or inaccurate, resulting in the failure to deliver the relevant materials, the adverse consequences shall be borne by Borrower, that is, as long as the relevant materials are sent in accordance with the confirmed information, Borrower shall be deemed to have received the materials.

11.5 The address confirmed by Borrower in this contract shall be applicable to the service of all kinds of documents for the collection of bank claims and the service of all kinds of documents of the people's court during the litigation period.

11.6 Other matters agreed by both parties are listed in Article 24 of this contract.

Article 12 Dispute resolution

If there is a dispute in the process of performance of this contract, it can be resolved through negotiation. If the negotiation fails, the claimant party may bring a lawsuit to the people’s court where the place where the contract is performed.

Article 13 The place of performance of the contract is described in Article 25 of this contract

Article 14 Effectiveness of the Contract

This contract shall enter into force on the date of signature by both parties.

Article 15 The text of the contract is in Article 26of this contract

Article 16 Declaration Clause

16.1 Borrower is clearly aware that Jiangsu Jiangnan Rural Commercial Bank Co. The departments, branches and sub-branches under the jurisdiction of Borrower are its unincorporated branches, and the signatures of the branches on the loan (credit) contract have the same legal effect as Lender. Borrower is fully aware of the business scope and authorization authority of Lender and its branches. Each branch has the same legal effect as Lender in signing the loan (credit) contract. It is fully aware of the business scope and authorization authority of Lender and its branches.

16.2 Borrower has read all the terms and conditions of this contract. At the request of Borrower, Lender has explained the terms and conditions of this contract. Borrower knows and fully understands the meaning of this Contract and the corresponding legal consequences.

16.3 Borrower is authorized to sign this contract.

6

Article 17

Lender: Jiangnan Rural Commercial Bank Co., Ltd

Address:

Legal representative/Person-in-charge (or agent):Lu Xiangyang

Borrower: Northann (Changzhou) Construction Products Co., Ltd.

Address:

Legal representative/Person-in-charge (or agent): Kurtis W. Winn

Article 18 Borrowing (Credit) Terms and Amounts

Lender agrees to grant to Borrower for the period commencing on March 26, 2020 and ending on March 26, 2025 the maximum amount of the loan (credit) of RMB: 9,070,000.

Article 19 Method of calculating interest accrual

The method of interest calculation in this contract is monthly interest (monthly interest, interest follows principal).

Article 20 Other preconditions for granting loans

Other prerequisites for the granting of loans as agreed upon by the parties: N/A

Article 21 Disbursement of Loan

21.1 If the Borrower is a Natural Person

Loan funds are deposited into the borrower's account by the lender in accordance with the settlement account number specified in the loan instrument. Loan funds are disbursed in one of the following ways (choose one)

a. Lender entrusted payment: Based on the borrower's withdrawal application and payment authorization, the lender will pay the loan funds to the borrower's counterparty that meets the contractual purpose after reviewing and approving the application.

b. Borrower self-disbursement: After the lender disburses the loan funds to the borrower's account based on the borrower's withdrawal request, the borrower will disburse the loan funds to the borrower's counterparty who conforms to the purpose of the contract.

21.2 Borrowers who are not natural persons

For the liquidity loans under this Contract, the Lender shall adopt the method of entrusted payment for loan fund disbursement if the amount of loan fund disbursement exceeds RMB 500,000 yuan in a single transaction (or cumulatively within one day for the same payee). Other Loan Fund Payment Methods (choose one)

Lender entrusted payment: Based on the borrower's withdrawal application and payment authorization, the lender will pay the loan funds to the borrower's counterparty who meets the agreed purpose of the contract after checking and approving the payment.

Borrower self-disbursement: After the lender disburses the loan funds to the borrower's account in accordance with the borrower's withdrawal request, the borrower will make self-disbursement to the borrower's counterparty who conforms to the purpose of the contract.

21.3 In case of entrusted payment by the lender, the borrower shall report the relevant transaction materials to the lender before the funds are used; in case of independent payment by the borrower, the borrower shall report the disbursement of the loan funds in a written summary within ten days after the funds are used.

21.4 In the process of payment, if the Borrower has one of the following circumstances, the Lender shall negotiate with the Borrower to supplement the written conditions of drawdown as a constituent part of this Contract, or stop the payment of the loan funds:

(1) Decline in creditworthiness;

(2) Failure to disburse loan funds as contractually agreed;

(3) The profitability of the main business is not strong;

(4) Anomalies in the use of loan funds;

(5) Breach of contractual agreement to evade the lender's fiduciary payment by lump-sum payment.

7

Article 22 Security for Borrowing (Credit)

The loans hereunder shall be secured by way of pledge, and the security contract shall be signed separately.

Article 23 Settlement Account Number Committed by Borrower

Borrower agrees that the settlement account with the account number of the settlement account for Borrower as a special account for the return of funds, and timely provide Lender with the information of the funds in and out of the account.

Article 24 Other matters agreed by the parties

24.1 Borrower (or other parties to the contract other than the Bank) irrevocably authorizes Lender to report relevant information, including its own basic information, credit transaction information and adverse credit records, to the credit information basic database of the People's Bank of China.

24.2 Borrower voluntarily accepts Lender's supervision and undertakes that all behaviors, expressions and statements related to the environmental and social risks shall be reported to Borrower. If Borrower violate commitment, Lender has the right to suspend the disbursement of the loan or declare early recovery of the loan.

24.3 None

Article 25 Place of performance of the contract

The place of performance of this contract is: Wujin District, Changzhou City, Jiangsu Province, China

Article 26 Text of the contract

This contract is made in four originals.

Lender	Borrower

Jiangnan Rural Commercial Bank Co., Ltd	Northann (Changzhou) Construction Products Co., Ltd.
/seal/ Jiangnan Rural Commercial Bank Co., Ltd	/seal/ Northann (Changzhou) Construction Products Co., Ltd.
Legal representative/Person-in-charge (or agent):	Legal representative/Person-in-charge (or agent):
/s/Lu Xiangyang	Kurtis W. Winn
/s/ Kurtis W. Winn

Signing location: Jiangnan Rural Commercial Bank Co., Ltd

8